Exhibit 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended June 30, 2015

NEW YORK, NY -- (Marketwired - August 05, 2015) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the third fiscal quarter ended June 30, 2015.

HIGHLIGHTS

Quarter ended June 30, 2015
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                           $  1,294.0
  Net assets                                                     $    745.5
  Net asset value per share                                      $    10.04

  Credit Facility                                                $     98.6
  2019 Notes                                                     $    250.2
  SBA debentures                                                 $    150.0
  2025 Notes                                                     $     71.9

Yield on debt investments at quarter-end                               12.4%

Operating Results:
  Net investment income                                          $     20.7
  Net investment income per share                                $     0.28
  Distributions declared per share                               $     0.28

Portfolio Activity:
  Purchases of investments                                       $    113.3
  Sales and repayments of investments                            $    107.0

  Number of new portfolio companies invested                              3
  Number of existing portfolio companies invested                         9
  Number of portfolio companies                                          64

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 6, 2015

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, August 6, 2015 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 452-4005 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2474. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through August 20, 2015 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #6223691.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2015, our portfolio totaled $1,294.0 million and consisted of $381.4 million of senior secured loans, $611.7 million of second lien secured debt, $191.4 million of subordinated debt and $109.5 million of preferred and common equity. Our debt portfolio consisted of 71% variable-rate investments (including 65% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 29% fixed-rate investments. Overall, the portfolio had net unrealized depreciation of $109.0 million. As of June 30, 2015, we had two non-accrual debt investments, representing 1.2% of our overall portfolio on a cost basis. Our overall portfolio consisted of 64 companies with an average investment size of $20.2 million, had a weighted average yield on debt investments of 12.4% and was invested 30% in senior secured loans, 47% in second lien secured debt, 15% in subordinated debt and 8% in preferred and common equity.

As of September 30, 2014, our portfolio totaled $1,318.1 million and consisted of $465.6 million of senior secured loans, $493.4 million of second lien secured debt, $247.1 million of subordinated debt and $112.0 million of preferred and common equity. Our debt portfolio consisted of 67% variable-rate investments (including 61% with a LIBOR or prime floor) and 33% fixed-rate investments. Overall, the portfolio had net unrealized depreciation of $0.9 million. As of September 30, 2014, we had one non-accrual debt investment, representing 0.3% of our overall portfolio on a cost basis. Our overall portfolio consisted of 67 companies with an average investment size of $19.7 million, had a weighted average yield on debt investments of 12.5% and was invested 35% in senior secured loans, 37% in second lien secured debt, 19% in subordinated debt and 9% in preferred and common equity.

For the three months ended June 30, 2015, we invested $113.3 million in three new and nine existing portfolio companies with a weighted average yield on debt investments of 10.8%. Sales and repayments of investments for the three months ended June 30, 2015 totaled $107.0 million. For the nine months ended June 30, 2015, we invested $344.8 million in eight new and 22 existing portfolio companies with a weighted average yield on debt investments of 12.1%. Sales and repayments of investments for the nine months ended June 30, 2015 totaled $289.5 million.

For the three months ended June 30, 2014, we invested $191.8 million in three new and nine existing portfolio companies with a weighted average yield on debt investments of 11.7%. Sales and repayments of investments for the three months ended June 30, 2014 totaled $273.6 million. For the nine months ended June 30, 2014, we invested $561.8 million in 16 new and 22 existing portfolio companies with a weighted average yield on debt investments of 12.1%. Sales and repayments of investments for the nine months ended June 30, 2014 totaled $534.4 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2015 and 2014.

Investment Income

Investment income for the three and nine months ended June 30, 2015 was $40.6 million and $122.5 million, respectively, and was attributable to $12.3 million and $42.6 million from senior secured loans, $19.5 million and $54.1 million from second lien secured debt, $7.2 million and $23.5 million from subordinated debt, and $1.6 million and $2.3 million from preferred and common equity, respectively. This compares to investment income for the three and nine months ended June 30, 2014, which was $35.5 million and $107.8 million, respectively, and was attributable to $9.8 million and $30.0 million from senior secured loans, $13.3 million and $39.9 million from second lien secured debt, $11.6 million and $35.7 million from subordinated debt, and $0.8 million and $2.2 million from preferred and common equity, respectively. The increase in investment income compared with the same periods in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and nine months ended June 30, 2015 totaled $20.0 million and $60.3 million, respectively. Base management fee for the same periods totaled $6.5 million and $20.1 million, incentive fee totaled $5.2 million and $15.6 million, debt related interest and expenses totaled $6.6 million and $19.7 million and general and administrative expenses totaled $1.7 million and $4.9 million, respectively. This compares to expenses for the three and nine months ended June 30, 2014, which totaled $22.3 million and $56.6 million, respectively. Base management fee for the same periods totaled $6.1 million and $17.9 million, incentive fee totaled $5.4 million and $14.9 million (including $1.6 million on net realized gains accrued but not payable), debt related interest and expenses totaled $8.9 million and $18.6 million (including $3.9 million of debt issuance costs under our multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility) and general and administrative expenses totaled $1.9 million and $5.2 million, respectively. The decrease in expenses for the three months ended June 30, 2015 as compared to the same period in the prior year is due to the absence of debt issuance costs in the current period, whereas, the increase in expenses for the nine months ended June 30, 2015 as compared with the same period in the prior year was primarily due to increased borrowing costs and the growth of our portfolio.

Net Investment Income

Net investment income totaled $20.7 million and $62.2 million, or $0.28 and $0.83 per share, for the three and nine months ended June 30, 2015, respectively. Net investment income totaled $13.2 million and $51.2 million, or $0.20 and $0.77 per share, for the three and nine months ended June 30, 2014, respectively. The increase in net investment income compared to the same periods in the prior year was primarily due to the growth of our portfolio and lower amendment costs offset by higher financing costs.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2015 totaled $107.0 million and $289.5 million, respectively, and realized gains totaled $13.8 million and $31.9 million, respectively. Sales and repayments of investments for the three and nine months ended June 30, 2014 totaled $273.6 million and $534.4 million, respectively, and realized gains totaled $23.3 million and $29.0 million, respectively. The decrease in realized gains for the three months ended June 30, 2015 as compared to the same period in the prior year was driven by fewer exits of our portfolio companies, whereas the increase in realized gains for the nine months ended June 30, 2015 as compared with the same period in the prior year was primarily due to the improved merger and acquisition environment and a higher volume of sales and repayments.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three and nine months ended June 30, 2015, we reported net unrealized depreciation on investments of $30.2 million and $108.1 million, respectively. For the three and nine months ended June 30, 2014, we reported a net unrealized (depreciation) appreciation on investments of $(1.1) million and $37.4 million, respectively. As of June 30, 2015 and September 30, 2014, our net unrealized depreciation on investments totaled $109.0 million and $0.9 million, respectively. The decrease in value compared with the same periods in the prior year was the result of the overall variation in the leveraged finance markets and specifically, for energy related companies.

For the three and nine months ended June 30, 2015, we reported net unrealized depreciation of $0.6 million and $2.3 million, respectively, on the Credit Facility, our 4.50% notes due 2019, or 2019 Notes, and our 6.25% senior notes due 2025, or 2025 Notes. For the three and nine months ended June 30, 2014, we reported a net unrealized (appreciation) on our Credit Facility and 2025 Notes of $(3.4) million and $(5.4) million, respectively. The change compared with the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $4.9 million and $(11.6) million, or $0.07 and $(0.16) per share, for the three and nine months ended June 30, 2015, respectively. This compares to a net change in net assets resulting from operations of $31.9 million and $112.1 million, or $0.48 and $1.68 per share, for the three and nine months ended June 30, 2014, respectively. The decrease in the net change in net assets from operations compared with the same periods in the prior year reflects the change in portfolio investment values during the reporting periods.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of June 30, 2015 and September 30, 2014, there was $101.5 million and $55.2 million, respectively, in outstanding borrowings under the Credit Facility, with a weighted average interest rate at the time of 3.17% and 2.80%, respectively, exclusive of the fee on undrawn commitments of 0.375%. The annualized weighted average cost of debt for the nine months ended June 30, 2015 and 2014, inclusive of the fee on the undrawn commitment on the Credit Facility and upfront fees on SBA debentures, was 4.55% and 3.94%, respectively. As of June 30, 2015 and September 30, 2014, we had $443.5 million and $489.8 million of unused borrowing capacity, respectively, subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company.

As of June 30, 2015 and September 30, 2014, we had $250.0 million and $71.3 million in aggregate principal amount of 2019 Notes and 2025 Notes, respectively, with a fixed interest rate of 4.50% and 6.25% per year, respectively. As of June 30, 2015 and September 30, 2014, we had $225.0 million in SBA debt commitments through certain of our consolidated subsidiaries and $150.0 million was drawn for each period. As of June 30, 2014, we had $71.3 million in aggregate principal amount of 2025 Notes with a fixed interest rate of 6.25%.

At June 30, 2015 and September 30, 2014, we had cash and cash equivalents of $83.3 million and $66.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $41.4 million for the nine months ended June 30, 2015, primarily for net purchases of investments. Our financing activities used cash of $24.8 million for the same period, primarily to repay certain amounts under our Credit Facility.

Our operating activities used cash of $48.4 million for the nine months ended June 30, 2014, primarily for net purchases of investments. Our financing activities provided cash of $54.5 million for the same period, primarily from net borrowings under our Credit Facility.

STOCK REPURCHASE PROGRAM

On May 6, 2015, we announced a share repurchase plan which allows us to repurchase up to $35 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The shares may be purchased from time to time at prevailing market prices, through open market transactions, including block transactions. Unless extended by our board of directors, the program, which may be implemented at the discretion of management, will expire on the earlier of May 6, 2016 and the repurchase of $35 million of common stock. During the three and nine months ended June 30, 2015, we repurchased 833,213 shares of common stock in open market transactions for an aggregate cost (including transaction costs) of $8.0 million. During the three and nine months ended June 30, 2014, we did not make any repurchases of our common stock.

DISTRIBUTIONS

During the three and nine months ended June 30, 2015, we declared to stockholders distributions of $0.28 and $0.84 per share, respectively, for total distributions of $20.8 million and $62.8 million, respectively. For the same periods in the prior year, we declared distributions of $0.28 and $0.84 per share, respectively, for total distributions of $18.6 million and $55.9 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                              June 30, 2015   September 30,
                                               (unaudited)        2014
                                             --------------  --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost--$1,097,132,390 and $1,171,573,359,
   respectively)                             $1,066,250,974  $1,212,515,400
  Non-controlled, affiliated investments
   (cost--$227,700,622 and $108,572,406,
   respectively)                                177,468,538      67,847,521
  Controlled, affiliated investments (cost--
   $78,155,160 and $38,708,555,
   respectively)                                 50,326,631      37,691,845
                                             --------------  --------------
  Total of investments (cost--$1,402,988,172
   and $1,318,854,320, respectively)          1,294,046,143   1,318,054,766
Cash and cash equivalents (cost--$83,378,632
 and $66,600,195, respectively)                  83,328,972      66,518,682
Interest receivable                              13,851,364      13,703,525
Deferred financing costs and other assets        13,658,761      13,550,224
                                             --------------  --------------
    Total assets                              1,404,885,240   1,411,827,197
                                             --------------  --------------
Liabilities
Distributions payable                            20,792,715      21,026,015
Payable for investments purchased                47,623,030       4,432,500
Unfunded investments                                     --      15,607,059
Credit Facility payable (cost--$101,536,700
 and $55,226,300, respectively)                  98,565,960      53,497,620
2019 Notes payable (cost--$250,000,000)         250,160,000     251,350,250
SBA debentures payable (cost--$150,000,000)     150,000,000     150,000,000
2025 Notes payable (cost--$71,250,000)           71,934,000      71,820,000
Management fee payable                            6,497,137       6,385,103
Performance-based incentive fee payable           5,163,582       4,622,754
Interest payable on debt                          6,200,201       1,962,264
Accrued other expenses                            2,405,438       3,113,683
                                             --------------  --------------
    Total liabilities                           659,342,063     583,817,248
                                             --------------  --------------
Commitments and contingencies
Net assets
Common stock, 74,259,698 and 75,092,911
 shares issued and outstanding,
 respectively.
  Par value $0.001 per share and 100,000,000
   shares authorized.                                74,260          75,093
Paid-in capital in excess of par value          844,475,225     852,465,375
Distributions in excess of net investment
 income                                         (12,420,260)    (11,802,580)
Accumulated net realized gain (loss) on
 investments                                     20,281,626     (11,655,302)
Net unrealized depreciation on investments     (108,994,414)       (881,067)
Net unrealized depreciation (appreciation)
 on debt                                          2,126,740        (191,570)
                                             --------------  --------------
    Total net assets                         $  745,543,177  $  828,009,949
                                             --------------  --------------
    Total liabilities and net assets         $1,404,885,240  $1,411,827,197
                                             ==============  ==============
Net asset value per share                    $        10.04  $        11.03
                                             ==============  ==============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                        Three Months Ended           Nine Months Ended
                             June 30,                     June 30,
                    --------------------------  ---------------------------
                        2015          2014           2015          2014
                    ------------  ------------  -------------  ------------
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest          $ 31,722,226  $ 29,949,064  $ 101,811,852  $ 90,772,466
  Other income         3,138,382     1,463,884      9,535,685     6,314,911
From non-controlled,
 affiliated
 investments:
  Interest             4,263,709     1,456,621      7,000,896     4,174,234
  Other income           159,437            --        159,437            --
From controlled,
 affiliated
 investments:
  Interest             1,357,778     2,447,354      3,998,887     6,071,987
  Other income                --       158,333             --       459,166
                    ------------  ------------  -------------  ------------
  Total investment
   income             40,641,532    35,475,256    122,506,757   107,792,764
                    ------------  ------------  -------------  ------------
Expenses:
  Base management
   fee                 6,497,136     6,131,963     20,093,624    17,906,316
  Performance-based
   incentive fee       5,163,582     5,370,391     15,556,767    14,866,434
  Interest and
   expenses on debt    6,616,779     5,034,567     19,699,606    14,707,313
  Administrative
   services expenses     855,313       930,809      2,562,033     2,771,359
  Other general and
   administrative
   expenses              854,397       929,254      2,367,661     2,470,350
                    ------------  ------------  -------------  ------------
  Expenses before
   taxes and debt
   issuance costs     19,987,207    18,396,984     60,279,691    52,721,772
  Tax expense                 --        32,000             --        40,548
  Debt issuance
   costs                      --     3,850,000             --     3,850,000
                    ------------  ------------  -------------  ------------
  Total expenses      19,987,207    22,278,984     60,279,691    56,612,320
                    ------------  ------------  -------------  ------------
  Net investment
   income             20,654,325    13,196,272     62,227,066    51,180,444
                    ------------  ------------  -------------  ------------
Realized and
 unrealized (loss)
 gain on investments
 and debt:
Net realized gain on
 investments          13,820,350    23,267,131     31,936,928    28,955,815
Net change in
 unrealized
 (depreciation)
 appreciation on:
  Non-controlled,
   non-affiliated
   investments       (24,919,481)   (8,997,766)  (102,855,290)   21,000,422
  Controlled and
   non-controlled,
   affiliated
   investments        (5,260,674)    7,860,989     (5,258,057)   16,369,826
  Debt depreciation
   (appreciation)        641,430    (3,377,315)     2,318,310    (5,421,092)
                    ------------  ------------  -------------  ------------
  Net change in
   unrealized
   (depreciation)
   appreciation on
   investments and
   debt              (29,538,725)   (4,514,092)  (105,795,037)   31,949,156
                    ------------  ------------  -------------  ------------
Net realized and
 unrealized (loss)
 gain from
 investments and
 debt                (15,718,375)   18,753,039    (73,858,109)   60,904,971
                    ------------  ------------  -------------  ------------
Net increase
 (decrease) in net
 assets resulting
 from operations    $  4,935,950  $ 31,949,311  $ (11,631,043) $112,085,415
                    ============  ============  =============  ============
Net increase
 (decrease) in net
 assets resulting
 from operations per
 common share       $       0.07  $       0.48  $       (0.16) $       1.68
                    ============  ============  =============  ============
Net investment
 income per common
 share              $       0.28  $       0.20  $        0.83  $       0.77
                    ============  ============  =============  ============

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates, " "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com